UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 15, 2016

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 15, 2016, the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) amended and restated the Company’s Amended and Restated By-laws (the “Amended and Restated By-laws”), effective as of December 15, 2016. The Amended and Restated By-laws, among other things:

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amend Section 1.11 to provide a thirty (30) day window for a stockholder to deliver timely notice of business to be brought before an annual meeting if such annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the preceding year’s annual meeting. The Company’s previous by-laws provided that timely notice of such business must be brought not later than the ninetieth (90th) day prior to such annual meeting, but did not provide for a thirty (30) day window for such notices;

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add new Section 2.5 to implement a majority voting standard in uncontested elections of directors, such that a nominee for election as a director in an uncontested election will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as “for” or “against” such nominee’s election). A plurality voting standard, which previously applied to all director elections, remains applicable to any meeting of stockholders in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting.

New Section 2.5 also implements a director resignation policy pursuant to which any director that fails to receive the required majority vote in an uncontested election will promptly tender his or her resignation to the Board for its consideration. Within 90 days following certification of the stockholder vote, the Board will publicly disclose its decision regarding whether to accept the resignation or take other action;

•
amend Section 2.18 by adding new subsection (d) to describe the duties of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is and has been a chartered committee of independent directors in accordance with NASDAQ rules, charged with (i) identifying individuals qualified to become members of the Board, (ii) recommending the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, (iii) monitoring and overseeing the Company’s compliance with sound principles of corporate governance, consistent with applicable law and best practices, and (iv) developing and recommending to the Board for adoption corporate governance principles applicable to the Company. This new subsection to the Amended and Restated By-laws does not amend the Nominating and Corporate Governance Committee’s charter or alter any of its duties; it merely provides a description of the Nominating and Corporate Governance Committee’s duties not previously described in the Company’s by-laws;

•
amend Section 7.7 to provide that the present and former directors and officers of the Company have the right to receive an advancement of all documented and reasonable expenses incurred by or on behalf of such person in connection with a legal proceeding, subject to receipt of an undertaking to repay any such advanced amounts if it is ultimately determined that the director or officer is not entitled to indemnification against such expenses. The Company’s previous by-laws permitted the Company to make such advances, but advancement was not required; and

•
add new Section 8.9 to provide for an exclusive forum selection provision, which specifies that unless the Company consents in writing to an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Amended and Restated By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or other officer or other employee of the Company governed by the internal affairs doctrine.

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The Amended and Restated By-laws also include a number of ministerial, clarifying and conforming changes.
The foregoing description of the Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Amended and Restated By-laws of FuelCell Energy, Inc.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: December 20, 2016	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer